SURVIVALINK CORPORATION

                      1992 STOCK OPTION AND INCENTIVE PLAN
                         As amended through May 2, 1996


         The purpose of the SurVivaLink Corporation 1992 Stock Option and Incentive Plan (the "Plan") is to promote the growth and profitability of SurVivaLink Corporation (the "Company") and its Affiliates by providing directors, key employees and consultants with an incentive to achieve long-term corporate objectives, to attract and retain persons of outstanding competence, and to provide such persons with an equity interest in the Company.

         1. STOCK SUBJECT TO PLAN. An aggregate of 1,000,000 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company ("Common Stock") may be subject to awards granted under the Plan. Such Shares may be authorized but unissued Common Stock or authorized and issued Common Stock that has been or may be acquired by the Company. Shares that are subject to an award which expires or is terminated unexercised, or which are reacquired by the Company upon the forfeiture of restricted Shares, shall again be available for issuance under the Plan.

         2. ADMINISTRATION.

                  a. COMMITTEE. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be comprised of the entire Board or, if the Board so determines, of two or more members of the Board.

                  b. POWERS AND DUTIES. The Committee shall have the authority to make rules and regulations governing the administration of the Plan; to select the eligible directors, employees and consultants to whom awards shall be granted; to determine the type, amount, size, and terms of awards; to determine the time when awards shall be granted; to determine whether any restrictions shall be placed on Shares purchased pursuant to any option or issued pursuant to any award; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations need not be uniform, and may be made by it selectively among persons who are eligible to receive awards under the Plan, whether or not such persons are similarly situated. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

         3. ELIGIBILITY. Any director, employee or consultant of the Company or of any of its Affiliates shall be eligible to receive awards under the Plan. A person who has been granted an award under this Plan, or under any predecessor plan, may be granted additional awards if the Committee shall so determine. Except to the extent otherwise provided in the agreement evidencing an award, the granting of an award under this Plan shall not affect any outstanding award previously granted under this Plan or under any other plan of the Company or any Affiliate. For purposes of the Plan, the term "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended.

         4. AWARDS. The Committee may make awards to eligible persons in the form of stock options which are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options which are not intended to so qualify ("Nonqualified Options"), or awards of restricted stock, or any combination thereof.

         5. STOCK OPTIONS. A stock option granted pursuant to the Plan shall entitle the optionee, upon exercise, to purchase Shares at a specified price during a specified period. Options shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each option shall be subject to the following requirements:

                  a. TYPE OF OPTION. Each option shall be identified in the agreement pursuant to which it is granted as an Incentive Stock Option or as a Nonqualified Option, as the case may be.

                  b. TERM. No option shall be exercisable more than 121 months after the date on which it is granted.

                  c. PAYMENT. The purchase price of Shares subject to an option shall be payable in full at the time the option is exercised. Payment may be made in cash, in shares of Common Stock having an aggregate fair market value on the date of exercise which is not less than the option price, or by a combination of cash and such shares, as the Committee may determine, and subject to such terms and conditions as the Committee deems appropriate.

                  d. OPTIONS NOT TRANSFERABLE. Options shall not be transferable except to the extent permitted by the agreement evidencing such option; provided, that in no event shall any option be transferable by the optionee, other than by will or the laws of descent and distribution. Options shall be exercisable during an optionee's lifetime only by such optionee. If, pursuant to the agreement evidencing any option, such option remains exercisable after the optionee's death, it may be exercised, to the extent permitted by such agreement, by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise by reason of the optionee's death.

                  e. INCENTIVE STOCK OPTIONS. If an option is an Incentive Stock Option, it shall be subject to the following additional requirements:

                           i. Incentive Stock Options may be granted only to
                  persons who are employees of the Company or an Affiliate.

                           ii. The purchase price of Shares that are subject to
                  an Incentive Stock Option shall not be less than 100% of the fair market value of such Shares at the time the option is granted, as determined in good faith by the Committee.

                           iii. The aggregate fair market value (determined at
                  the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable by the optionee for the first time during any calendar year, under this Plan or any other plan of the Company or any Affiliate, shall not exceed $100,000.

                           iv. An Incentive Stock Option shall not be
                  exercisable more than ten years after the date on which it is granted.

                           v. The purchase price of Shares that are subject to
                  an Incentive Stock Option granted to an employee who, at the time such option is granted, owns 10% or more of the total combined voting power of all classes of stock of the Company or of any Affiliate shall not be less than 110% of the fair market value of such Shares on the date such option is granted, and such option may not be exercisable more than five years after the date on which it is granted. For the purposes of this subparagraph, the rules of Section 425(d) of the Code shall apply in determining the stock ownership of any employee.

Subject to the foregoing, options may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

         6. RESTRICTED STOCK. Restricted stock awards granted pursuant to the Plan shall entitle the holder to receive Shares, subject to forfeiture if specified conditions are not satisfied at the end of a specified period. Restricted stock awards shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each award shall be subject to the following requirements:

                  a. RESTRICTED PERIOD. The Committee shall establish a period (the "Restricted Period") of not less than three years nor more than five years, commencing on the date of award, during which the holder will not be permitted to sell, transfer, pledge, encumber, or assign the Shares subject to the award. Within these limits, the Committee may provide for the lapse of restrictions in installments, or upon the occurrence of certain events, where deemed appropriate. Any attempt by a holder to dispose of restricted Shares in a manner contrary to the applicable restrictions shall be void, and of no force and effect.

                  b. RIGHTS DURING RESTRICTED PERIOD. Except to the extent otherwise provided in this paragraph 6 or under the terms of any restricted stock agreement, during the Restricted Period, the holder of restricted Shares shall have all of the rights of a stockholder in the Company with respect to such Shares, including the right to vote the Shares and to receive dividends and other distributions with respect to the Shares; provided, that all stock dividends, stock rights, and stock issued upon split-ups or reclassifications of Shares shall be subject to the same restrictions as the Shares with respect to which such stock dividends, rights, or additional stock are issued, and may be held in custody as provided below in this paragraph 6 until the restrictions thereon shall have lapsed.

                  c. FORFEITURES. Except to the extent otherwise provided in the restricted stock agreement, all Shares then subject to any restriction shall be forfeited to the Company without further obligation of the Company to the holder thereof, and all rights of the holder with respect to such Shares shall terminate, if the holder shall cease to be a director, employee or consultant of the Company and its Affiliates, or if any condition established by the Committee for the release of any restriction shall not have occurred, prior to the expiration of the Restricted Period.

                  d. CUSTODY. The Committee may provide that the certificates evidencing restricted Shares shall be held in custody by a bank or other institution, or by the Company or any Affiliate, until the restrictions thereon have lapsed, and may require that the holder of any restricted Shares shall have delivered to the Company one or more stock powers, endorsed in blank, relating to the restricted Shares as a condition of receiving the award.

                  e. CERTIFICATES. A recipient of a restricted stock award shall be issued a certificate or certificates evidencing the Shares subject to such award. Such certificates shall be registered in the name of the recipient, and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, which legend shall be in substantially the following form:

                  "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the SurVivaLink Corporation 1992 Stock Option and Incentive Plan and an Agreement entered into between the registered owner and Surviva Link Corporation. Copies of such Plan and Agreement are on file in the corporate offices of SurVivaLink Corporation."

                  f. GIFTS, ETC. Notwithstanding any other provision of this paragraph 6, the Committee may permit a gift of restricted stock to the holder's spouse, child, stepchild, grandchild, or legal dependent, or to a trust whose sole beneficiary or beneficiaries shall be the holder and/or any one or more of such persons; provided, that the donee shall have entered into an agreement with the Company pursuant to which it agrees that the restricted stock shall be subject to the same restrictions in the hands of such donee as it was in the hands of the donor.

         7. AGREEMENTS. Each option or award granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted. Multiple options or awards may be evidenced by a single agreement. Subject to the limitations set forth in the Plan, the Committee may, with the consent of the person to whom an award has been granted, amend any such agreement to modify the terms or conditions governing the award evidenced thereby.

         8. ADJUSTMENTS. In the event of any change in the outstanding Shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, combination, or exchange of Shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of Shares subject to an award, in the option price or value of an award, or in the maximum number of Shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock.

         9. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the stockholders of the Company shall adopt a resolution providing for the dissolution or liquidation of the Company, or for a merger, consolidation, or other corporate reorganization of the Company under circumstances in which the Company will not be the surviving party, then the options shall become exercisable in full on the date on which such event occurs. Under no circumstances, however, shall the options be exercisable after the Expiration Date or any earlier expiration date specified.

         10. EXPENSES OF PLAN. The expenses of administering this Plan shall be borne by the Company and its Affiliates.

         11. RELIANCE ON REPORTS. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Affiliates and upon any other information furnished in connection with this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board of Directors be liable for any determination made or other action taken or omitted in reliance upon any such report or information, or for any action taken or omitted, including the furnishing of information, in good faith.

         12. RIGHTS AS STOCKHOLDER. Except to the extent otherwise specifically provided hereon, no recipient of any award shall have any rights as a stockholder with respect to Shares sold or issued pursuant to the Plan until certificates for such Shares have been issued to such person.

         13. GENERAL RESTRICTIONS. Each award granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Committee:

                  a. the listing, registration, or qualification of any Shares related thereto upon any securities exchange or under any state or federal law;

                  b. the consent or approval of any regulatory body; or

                  c. an agreement by the recipient with respect to the disposition of any such Shares;

is necessary or desirable as a condition of the issuance or sale of such Shares, such award shall not be consummated unless and until such listing, registration, qualification, consent, approval, or agreement is effected or obtained in form satisfactory to the Committee.

         14. EMPLOYMENT RIGHTS. Nothing in this Plan, or in any agreement entered into hereunder, shall confer upon any person the right to continue to serve as a director, employee or consultant of the Company or an Affiliate, or affect the right of his employer to terminate such person's service at any time, with or without cause.

         15. WITHHOLDING. If the Company proposes or is required to issue Shares pursuant to the Plan, it may require the recipient to remit to it, or may withhold from such award or from the recipient's other compensation, an amount, in the form of cash or Shares, sufficient to satisfy any applicable federal, state, or local tax obligations prior to the delivery of any certificates for such Shares.

         16. AMENDMENTS. The Board of Directors of the Company may at any time, and from time to time, amend the Plan in any respect, except that no amendment:

                  a. increasing the number of Shares available for issuance or sale pursuant to the Plan (other than as permitted by paragraphs 8 and 9);

                  b. changing the classification of persons eligible to participate in the Plan or the definition of an "Affiliate"; or

                  c. materially increasing the benefits accruing to participants under the Plan;

shall be made without the affirmative vote of shareholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held shareholders' meeting.

         17. STOCKHOLDER APPROVAL. Any award granted under the Plan prior to the date on which the Plan is approved by stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting shall be contingent upon such approval.

         18. DURATION. No options or rights shall be granted under the Plan after the earlier of (a) the date on which the Plan is terminated by the Board of Directors of the Company; or (b) May 22, 2002.